Exhibit (H)(8)

SECOND AMENDMENT TO

FUND ACCOUNTING SERVICES AGREEMENT

This Amendment is made as of the 1st day of April, 2003, to each Fund Accounting Services Agreement listed on Schedule A (the “Agreement”) between the Funds listed thereon, on behalf of the Portfolios listed thereon (the “Funds”), and Scudder Fund Accounting Corporation (“Fund Accounting”).

WHEREAS, on March 19, 2003, the Agreement was amended to authorize Fund Accounting to delegate to agents to assist it in performing its duties under the Agreement; and

WHEREAS, Deutsche Investment Management Americas Inc. (the “Adviser”) serves as investment adviser and administrator to the Funds pursuant to separate investment management agreements which were amended on March 19, 2003 to authorize the Adviser to delegate to agents to assist it in performing administrative duties thereunder; and

WHEREAS, on April 1, 2003, Fund Accounting and the Adviser entered into a sub-administration and sub-accounting agreement with State Street Bank and Trust Company (“State Street”) in which Fund Accounting and the Adviser delegated to State Street responsibility for performing certain duties which Fund Accounting and the Adviser otherwise were responsible for under the Agreement and the investment management agreements, respectively; and

WHEREAS, the Section of the Agreement entitled “Compensation and FUND ACCOUNTING Expenses” provides that Fund Accounting shall be entitled to recover its reasonable out-of-pocket expenses, and Section 5 of each investment management agreement provides that the Adviser is not required to pay any expenses of the Funds other than those specifically allocated to the Adviser; and

WHEREAS, the parties wish to clarify the out-of-pocket expenses payable by the Funds under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.

For purposes of the Section of the Agreement entitled “Compensation and FUND ACCOUNTING Expenses,” the reasonable charges of pricing vendors as shown on Schedule B are the only State Street out-of-pocket expenses payable by the Fund hereunder.

2.	All other State Street out-of-pocket expenses, including those listed below, may only be reimbursed by the Fund under the Agreement with the prior approval of its Board of Directors/Trustees:
•	insurance
•	legal fees, audit fees and other professional fees

•	special programming or enhancements to programs or transmissions at an agreed upon rate
•	supplies related to Fund records, archive, telephone, courier, postage, and duplicating fees
•	preparation of financial statements other than annual and semi-annual reports
•	travel and lodging [of State Street employees] for Board and Operations Committee meetings
•	such other expenses as may be mutually agreed
3.	Fund Accounting agrees to provide to the Board of Directors/Trustees annually a report summarizing by category and amount the out-of-pocket expenses paid hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

EACH FUND LISTED ON SCHEDULE A By: /s/ Richard T. Hale Name: Richard T. Hale Title: Vice President

SCUDDER FUND ACCOUNTING CORPORATION By: /s/ Barbara Wizer Name: Barbara Wizer Title: Vice President
Accepted and agreed to: DEUTSCHE INVESTMENT MANAGEMENT AMERICAS, INC. By: /s/ DEUTSCHE INVESTMENT MANAGEMENT AMERICAS, INC.

SCHEDULE A

TO

SECOND AMENDMENT TO FUND

ACCOUNTING SERVICES AGREEMENT

Fund	Portfolio	Date of Fund Accounting Services Agreement
Scudder Aggressive Growth Fund		December 31, 1997
Scudder Blue Chip Fund		December 31, 1997
Scudder Dynamic Growth Fund		December 31, 1997
Scudder Equity Trust	Scudder-Dreman Financial Services Fund	March 2, 1998
Scudder Growth Trust	Scudder Growth Fund
Scudder Strategic Growth Fund
Scudder Investors Trust	Scudder S&P 500 Stock Fund	March 31, 2000
Scudder New Europe Fund, Inc.	Scudder New Europe Fund	September 3, 1999
Scudder Target Fund	Scudder Target 2010 Fund	December 31, 1997
	Scudder Target 2011 Fund	December 31, 1997
	Scudder Target 2012 Fund	December 31, 1997
	Scudder Target 2013 Fund	December 31, 1997
	Scudder Retirement Series – Series IV	December 31, 1997
	Scudder Retirement Series – Series V	December 31, 1997
	Scudder Retirement Series – Series VI	December 31, 1997
	Scudder Retirement Series – Series VII	December 31, 1997

	Scudder Worldwide 2004 Fund	December 31, 1997
Scudder Technology Fund		December 31, 1997
Scudder Total Return Fund		December 31, 1997
Scudder Focus Value Plus Growth Fund		December 31, 1997
Scudder Value Series, Inc.	Scudder Contrarian Fund	December 31, 1997
	Scudder-Dreman High Return Equity Fund	December 31, 1997
	Scudder-Dreman Small Cap Value Fund	December 31, 1997
Scudder High Income Series	Scudder High Income Fund	December 31, 1997
Scudder State Tax-Free Income Series	Scudder California Tax-Free Income Fund	December 31, 1997
	Scudder New York Tax-Free Income Fund	December 31, 1997
	Scudder Florida Tax-Free Income Fund	December 31, 1997
Scudder Strategic Income Fund		December 31, 1997
Scudder U.S. Government Securities Fund		December 31, 1997
Scudder Variable Series II	Scudder Money Market Portfolio	December 31, 1997
	Scudder Total Return Portfolio	December 31, 1997
	Scudder High Income Portfolio	December 31, 1997
	Scudder Growth Portfolio	December 31, 1997
	Scudder Government Securities Portfolio	December 31, 1997

Scudder International Select Equity Portfolio	May 1, 1998
Scudder Small Cap Growth Portfolio	December 31, 1997
Scudder Fixed Income Portfolio	December 31, 1997
Scudder Contrarian Value Portfolio	December 31, 1997
SVS Dreman Small Cap Value Portfolio	December 31, 1997
SVS Focus Value+Growth Portfolio	December 31, 1997
Scudder Blue Chip Portfolio	December 31, 1997
Scudder Strategic Income Portfolio	December 31, 1997
SVS Dreman High Return Equity Portfolio	May 1, 1998
SVS Dreman Financial Services Portfolio	May 1, 1998
Scudder Global Blue Chip Portfolio	May 5, 1998
Scudder Aggressive Growth Portfolio	May 1, 1999
Scudder Technology Growth Portfolio	May 1, 1999
SVS Index 500 Portfolio	September 1, 1999
SVS Janus Growth Opportunities Portfolio	October 29, 1999

	SVS Janus Growth and Income Portfolio	October 29, 1999
	SVS Eagle Focused Large Cap Growth Portfolio	October 29, 1999
	SVS Invesco Dynamic Growth Portfolio	May, 1 2001
	SVS Turner Mid Cap Growth Portfolio	May 1, 2001
	SVS Oak Strategic Equity Portfolio	May 1, 2001
	SVS Davis Venture Value Portfolio	May 1, 2001
	SVS MFS Strategic Value Portfolio	May 1, 2001
Scudder High Income Trust		December 31, 1997
Scudder Intermediate Government Trust		December 31, 1997
Scudder Multi-Market Income Trust		December 31, 1997
Scudder Municipal Income Trust		December 31, 1997
Scudder Strategic Income Trust		December 31, 1997
Scudder Strategic Municipal Income Trust		December 31, 1997
Cash Account Trust	Money Market Portfolio	December 31, 1997
	Government Securities Portfolio	December 31, 1997
	Tax-Exempt Portfolio	December 31, 1997
Cash Equivalent Fund	Money Market Portfolio	December 31, 1997
	Government Securities Portfolio	December 31, 1997

	Tax-Exempt Portfolio	December 31, 1997
Investors Cash Trust	Government Securities Portfolio	December 31, 1997
	Treasury Portfolio	December 31, 1997
Investors Municipal Cash Fund	Investors Florida Municipal Cash Fund	December 31, 1997
	Investors Michigan Municipal Cash Fund	December 31, 1997
	Investors New Jersey Municipal Cash Fund	December 31, 1997
	Investors Pennsylvania Municipal Cash Fund	December 31, 1997
	Tax-Exempt New York Money Market Fund	December 31, 1997
Tax-Exempt California Money Market Fund		December 31, 1997
Scudder Money Funds	Scudder Money Market Fund	December 31, 1997
	Scudder Government Money Fund	December 31, 1997
	Scudder Tax-Exempt Money Fund	December 31, 1997
Scudder YieldWise Funds	Scudder YieldWise Money Fund	December 31, 1997
	Scudder YieldWise Government Money Fund	December 31, 1997
	Scudder YieldWise Municipal Money Fund	December 31, 1997
Scudder Portfolios	Scudder Cash Reserves Fund	December 31, 1997

SCHEDULE B

TO

SECOND AMENDMENT TO FUND

ACCOUNTING SERVICES AGREEMENT

QUOTE CHARGES (MONTHLY)1,2

•	Reuters / Bridge Equity Foreign Equities	$ 2.00
•	Reuters / Bridge Listed Equities and OTC Equities	$ 2.00
•	Reuters / Bridge Fixed Income Corporate and Government Bonds	$ 11.00
•	JJ Kenny/S&P Municipal Bonds	$ 12.00
•	Bear Stearns Corporate and Government Bonds	$ 7.00
•	CIBC World Markets Canadian Fixed Income	$ 6.00
•	FRI Corporation International Fixed Income	$ 8.00
•	FRI Corporation Unlisted Equities	$ 8.00
•	FT Interactive Data
	¤ Corps, Gov’t Convertibles and ADR	$ 8.00
	¤ MBS Pools	$ 5.00
	¤ CMOs	$ 11.00
	¤ Municipals	$ 11.00
	¤ International Fixed Income	$ 14.00

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(1)          For billing purposes, the monthly quote charge will be based on the number of month-end holdings held in the Fund.

(2)          This list of vendors and charges may be amended from time to time, as price sources are changed or added.